UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2017

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 W. Hastings Street, Suite 2300 Vancouver, British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-6332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2017, the Board of Directors of International Tower Hill Mines Ltd. (the “Company”) appointed Karl Hanneman as the Chief Executive Officer of the Company, effective January 31, 2017. In addition, Tom Irwin will transition from Chief Executive Officer of the Company to a senior advisory role effective January 31, 2017.

Mr. Hanneman, 59, joined the Company as General Manager for the Company’s Livengood Gold Project in May 2010 and became the Company’s Chief Operating Officer in March 2015. Mr. Hanneman will manage both the Chief Executive Officer and Chief Operating Officer responsibilities in his new role. Mr. Hanneman has more than 35 years of Alaska-based mining industry experience. Prior to joining the Company, he played a key role on the team at Teck that worked to successfully resolve significant permitting issues at the Red Dog Mine and was Alaska Regional Manager for Teck during the exploration, development, and permitting of the Pogo Gold Mine by Teck/Sumitomo. Mr. Hanneman has led or participated in a number of industry and State of Alaska sponsored organizations, including the Alaska Minerals Commission, Council of Alaska Producers, Resource Development Council, and the Alaska Miners Association. Mr. Hanneman serves as a director of Usibelli Coal Mine, Inc., a private company with an operating coal mine in Alaska, and Northrim BanCorp, Inc., a public bank holding company engaged in commercial banking in Alaska. Mr. Hanneman holds a B.S. (Honors) degree in Mining Engineering from the University of Alaska.

For a description of Mr. Hanneman’s indirect interest in a payment made by the Company in January 2017 relating to a derivative liability arising from the Company’s acquisition of certain mining claims and related rights in the vicinity of the Livengood Gold Project, see Note 10 to the Company’s Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 14, 2016. For a description of Mr. Hanneman’s employment agreement with the Company, see “Employment Agreement with Karl L. Hanneman” on page 24 of the Company’s definitive proxy statement filed with the SEC on April 15, 2016. Mr. Hanneman’s base salary as Chief Executive Officer has been established at $300,000 per year. In addition, Mr. Irwin will receive $5,000 per month in connection with his services as a senior advisor to the Company through May 2017 and a one-time grant of the Company’s common shares valued at $175,000.

Item 8.01 Other Events.

On February 1, 2017, the Company issued a press release regarding, among other things, its payment of the $14.7 million derivative liability due with respect to acquisition of certain mining claims and related rights in the vicinity of the Livengood Gold Project and the appointment of Mr. Hanneman as the Company’s Chief Executive Officer. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated February 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: February 1, 2017	By:	/s/ Karl Hanneman
	Name:	Karl Hanneman
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated February 1, 2017.